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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 11, 1997 included in this Form 11-K into the Company's previously filed Registration Statements: Form S-8 (File No. 33-39436), Form S-8 (File No. 33-40953), Form S-8 (File No. 33-44346), Form S-8
(File No. 33-73236), Form S-8 (File No. 33-90014), Form S-8 (File No. 333-21597)
and Form S-8 (File No. 333-21599).


                                                          /s/ARTHUR ANDERSEN LLP
                                                          ----------------------
                                                             ARTHUR ANDERSEN LLP


Los Angeles, California
June 26, 1997